Exhibit 99.1

PennantPark Investment Corporation Announces Completion of Amended Credit Facility

NEW YORK, September 9, 2019 (GLOBE NEWSWIRE) — PennantPark Investment Corporation (“we,” “our,” “us” or “PennantPark”) (NASDAQ: PNNT) announced today that it has completed all the necessary amendments to its multi-currency, senior secured revolving credit facility with certain lenders and SunTrust Bank acting as administrative agent (the “Credit Facility”). The facility extends the term of the revolving period from May 25, 2021 to September 4, 2023 and the final maturity date from May 25, 2022 to September 4, 2024, for $420 million out of the total $475 million commitments. The facility also amends the covenants in the Credit Facility, in combination with PennantPark’s other existing debt sources, enabling us to utilize the flexibility and incremental leverage provided by the Small Business Credit Availability Act (“SBCAA”) in the future.

The Credit Facility for the $420 million of commitments – which includes the increased commitment size of $30 million – has a five year term with a four year reinvestment period during which pricing remains at LIBOR plus 2.25%. The key terms are such that, in combination with PennantPark’s existing debt sources, we will be able to operate within the asset coverage covenant that the SBCAA reduced from 200% to 150%.

“We are pleased with the extension of our Credit Facility, and believe that maintaining our cost and amending covenants will give PennantPark the flexibility to obtain the benefits provided by the SBCAA. We also believe this will result in enhanced profitability while maintaining our conservative and prudent debt profile,” said Art Penn, Chairman and Chief Executive Officer, “Additionally, we are appreciative of the support from our existing lending partners and pleased to have added two new lending partners to the facility. Their support highlights the confidence they have in our excellent long term track record.”

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.2 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

PennantPark Investment Corporation may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from its historical experience and present expectations.

CONTACT:

Aviv Efrat

PennantPark Investment Corporation

(212) 905-1000

www.pennantpark.com